UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 30, 2017 (November 27, 2017)
Date of Report (Date of earliest event reported)
Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 27, 2017, the Board of Directors of Caesars Entertainment Corporation (“CEC”) approved and adopted an updated Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics was updated to improve language, appearance and style, including the use of defined terms, all of which are designed to enhance readers’ understanding of its provisions. The Code of Business Conduct and Ethics was also updated to clarify that a designee of the General Counsel (in lieu of the General Counsel himself) may in certain instances be conducting any requisite investigation. The updated Code of Business Conduct and Ethics will be made available on CEC’s website at www.caesarscorporate.com on the “Governance” page in the “Investors” section as soon as practical.

The foregoing description of the updates to the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the Code of Business Conduct and Ethics, attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

14.1	Caesars Entertainment Corporation Code of Business Conduct and Ethics dated November 27, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2017	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Renee E. Becker
Renee E. Becker
Chief Counsel - Corporate and Securities and
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

14.1	Caesars Entertainment Corporation Code of Business Conduct and Ethics dated November 27, 2017.